_______________________________________________________________________

John Hancock Advisers, LLC
601 Congress Street

Boston, MA 02210

As of March 13, 2014

To the Trustees of:

John Hancock Funds III

601 Congress Street

Boston, MA 02210

Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Advisory Agreement dated January 1, 2014, as amended, entered into by and between John Hancock Advisers, LLC (the “Adviser”) and John Hancock Funds III (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A and B.

2. The Adviser has voluntarily agreed to waive its management fee and, to the extent necessary, bear other expenses, as set forth in Appendices C and D.

3. We understand and intend that the Trust rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trust so to rely.

Very truly yours,

JOHN HANCOCK ADVISERS, LLC

By: /s/ Jeffrey H. Long

Name: Jeffrey H. Long

Title: Chief Financial Officer

ACCEPTED BY:

JOHN HANCOCK FUNDS III

By: /s/ Charles A. Rizzo

Name: Charles A. Rizzo

Title: Chief Financial Officer

APPENDIX A

Class Specific Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to waive and/or reimburse all class specific expenses for the share classes of the Fund listed in the table below, including Rule 12b-1 fees, transfer agency fees and service fees, shareholder servicing fees, blue-sky fees, and printing and postage fees and other class specific expenses (“Class Level Expenses”), to the extent they exceed the amount of average annual net assets (on an annualized basis) attributable to the class set forth in the table (the “Class Expense Waiver”).

For purposes of implementing any total fund operating expense limitations set forth in the tables in Appendix B in addition to a Class Expense Waiver for the same share class, the Class Expense Waiver will be applied first and if following the application of the Class Expense Waiver to the extent that “Expenses” of the share class (as described in Appendix B) exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table in Appendix B (the “Class Total Operating Expense Limitation”), the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to the class in an amount equal to the amount by which “Expenses” (as described in Appendix B) of the share class exceed the Class Total Operating Expense Limitation.

The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class B	Class R6	Expiration Date of Expense Limit
Disciplined Value Fund	1.30% (Effective 7/1/14)	0.00%	June 30, 2015
Global Shareholder Yield Fund	1.30% (Effective 7/1/14)	0.00%	June 30, 2015
International Core Fund	1.30% (Effective 7/1/14)	0.00%	June 30, 2015

International Growth Fund	1.30% (Effective 7/1/14)	N/A	June 30, 2015
International Value Equity Fund	N/A	0.00%	June 30, 2015
Rainier Growth Fund	1.30% (Effective 7/1/14)	0.00%	June 30, 2015
Small Company Fund	N/A	0.00%	June 30, 2015

APPENDIX B

Total Fund Operating Expense Limitations

For purposes of this Appendix:

“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; and (vi) short dividend expense.

“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.

The Adviser agrees to make payment to a specific class of shares of a Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below. The expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund/Class	A	B	C	R1	R2	R3	R4	R5	I	I2	T	ADV	1	NAV	R6	Expiration Date of Expense Limit
Core High Yield Fund	1.18%	N/A	1.93%	N/A	N/A	N/A	N/A	N/A	0.87%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2015
Disciplined Value Fund	N/A	2.05% (expires 6/30/14) See Appendix A	N/A	1.57%	1.32%	1.47%	1.07%	N/A	N/A	0.85%	N/A	N/A	N/A	N/A	0.82% (expires 6/30/14) See Appendix A	6/30/2015
Disciplined Value Mid Cap Fund	N/A	N/A	N/A	N/A	1.40% (expires 6/30/14)	N/A	1.15%	N/A	N/A	N/A	N/A	1.25%	N/A	N/A	N/A	6/30/2015
Global Shareholder Yield Fund	N/A	2.12% (expires 6/30/14) See Appendix A	2.12% (expires 6/30/14)	N/A	1.47%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.97% See Appendix A	6/30/2015

International Allocation Portfolio	0.63%	1.33%	1.33%	N/A	N/A	N/A	N/A	N/A	0.27%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2014
International Core Fund	1.60% (expires 6/30/14)	2.30% (expires 6/30/14) See Appendix A	2.30%	1.90%	1.65%	1.80%	1.40%	1.20%	N/A	N/A	N/A	N/A	N/A	N/A	1.12% See Appendix A	6/30/2015
International Growth Fund	1.60%	2.30% (expires 6/30/14) See Appendix A	2.30%	N/A	N/A	N/A	N/A	N/A	1.24%	N/A	N/A	N/A	1.15%	N/A	N/A	6/30/2015
International Value Equity Fund	1.60%	N/A	N/A	N/A	1.68%	N/A	1.43%	N/A	1.29%	N/A	N/A	N/A	N/A	None	1.10% See Appendix A	6/30/2015
Rainier Growth Fund	N/A	N/A See Appendix A	N/A	1.70%	1.45%	1.60%	1.20%	1.00%	N/A	N/A	N/A	1.14%	N/A	None	0.86% See Appendix A	6/30/2015
Small Company Fund	1.50%	N/A	N/A	1.80%	1.55%	1.70%	1.30%	1.10%	1.14%	N/A	N/A	1.34%	N/A	N/A	1.04% See Appendix A	6/30/2015
Strategic Growth Fund	1.30%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	6/30/2015

APPENDIX C

Advisor Fee Voluntary Waiver

Fund Level

The Adviser, as the investment adviser for the John Hancock International Allocation Portfolio (the “Fund”), receives a fee of 0.05% on assets invested in funds of John Hancock Funds II and the Trust and 0.50% on all other investments.

The Fund invests in other mutual funds, of which some or all of the investments are mutual funds managed by the Adviser who receives an advisory fee for such services. The voluntary adviser fee waiver shall apply as follows:

The Adviser has voluntarily agreed to waive its advisory fees for the Fund so that the amount retained by the Adviser after payment of subadvisory fees, including Adviser fees collected on the underlying investments after payment of subadvisory fees, does not exceed 0.50% of the Fund’s average annual net assets.

This advisory fee waiver is voluntary and can be terminated at any time by the Adviser on notice to the Trust.

APPENDIX D

Fund Level Other Voluntary Limit on Total Operating Expenses

For purposes of this Appendix:

“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fund fee expenses paid indirectly; (vi) short dividend expense; (vii) advisory fees; (viii) Rule 12b-1 fees; (ix) transfer agency fees; and (x) printing, postage and blue sky registration fees.

“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.

The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.

The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Expense Limit*
International Allocation	0.16%

*Fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser.